NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           May 14, 2003

To the Stockholders of

OP-TECH ENVIRONMENTAL SERVICES, INC. (A Delaware Corporation)

The Annual Meeting of Stockholders of OP-TECH Environmental Services, Inc. (the "Corporation") will be held at the Homewood Suites, 275 Elwood Davis Road, Liverpool, New York on May 14, 2003 at 3:00 p.m., local time, to consider and vote on the following matters described under the corresponding numbers in the attached Information Statement:

(1) The election of six directors;

(2) To ratify the appointment of Dannible & McKee, LLP as independent auditors of the Corporation;

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on March 31, 2003 are the only stockholders entitled to notice of and to vote at the Annual Stockholders Meeting. The list of such stockholders will be available for inspection by stockholders during the ten (10) days prior to the meeting in accordance with
Section 219 of the Delaware General Corporation Law at the offices of the Corporation, 6392 Deere Road, Syracuse, New York 13206. Stockholders may make arrangements for such inspection by contacting the Treasurer, Douglas Lee, of OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206. The stock transfer books of the Corporation will not be closed.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.

                            By Order of the Board of Directors,

                            Douglas R. Lee
                            Treasurer
                            April 14, 2003

Requests for additional copies of the Information Statement should be addressed to the Treasurer, OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206.

                   OP-TECH Environmental Services, Inc.
                             and Subsidiaries

                              6392 Deere Road
                          Syracuse, New York 13206

                             _________________


                          INFORMATION STATEMENT

                            ___________________


                       ANNUAL MEETING OF STOCKHOLDERS

                               May 14, 2003

This Information Statement is furnished by the Board of Directors of OP-TECH Environmental Services, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held on May 14, 2003. The Board of Directors has fixed March 31, 2003, at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting ("Record Date"). It is anticipated that this Information Statement and the enclosed Notice will be mailed to stockholders of record on or about April 14, 2003.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

O'Brien & Gere Limited, M&T Bank, Robert J. Berger and Richard Messina together own an aggregate of approximately 59% of the issued and outstanding shares of Common Stock of the Company and have consented in writing to the election as directors of the nominees set forth herein, and the ratification of the appointment of Dannible & McKee, LLP as the Company's independent auditor.

The Annual Report on Form 10-K of the Company, including financial statements for the year ended December 31, 2002, is enclosed herewith, but without exhibits as filed with the Securities and Exchange Commission. Any stockholder may, by written request directed to the Treasurer, OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206, request a copy of one or more exhibits thereto, in which case, the Company's reasonable expenses of furnishing such exhibits may be charged.


DISSENTERS' RIGHT OF APPRAISAL
The Delaware General Corporation Law does not provide for dissenter's rights of appraisal in connection with the corporate actions contemplated herein.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

All the voting power of the Company is vested in its common stock. At the Record Date, 15,318,787 shares of common stock, par value $.01 per share, were outstanding. Each share of common stock is entitled to one vote.

Set forth below is information concerning the ownership as of the Record Date of the common stock of the Company by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of common stock of the Company. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.


Name and Address         Amount and Nature
of Beneficial Owner    of Beneficial Ownership(1)(2)   Percentage of Class (1)

Richard Messina                  4,177,851(2)(3)               26%
340 E. 93rd St., Apt. L-M
New York, NY 10128

M&T Bank                         2,811,070                     17%
101 S. Salina Street
Syracuse, NY 13202

O'Brien & Gere Limited           1,574,100                     10%
5000 Brittonfield Parkway
East Syracuse, NY 13057

Cede & Co.                       1,442,369                      9%
PO Box 222
Bowling Green Station
New York, NY 10274

Robert Berger                    1,030,000(4)                   6%
121 Shirley Rd.
Syracuse, NY 13224

United Investment Holding Ltd.   1,000,000                      6%
C/O Investaag
Hardstrasse 4
CH-4127 Birsfelden
Switzerland

Kevin Eldred                       835,000                      5%
1007 Overlook Terrace
Cazenovia, NY 13035


(1)Based upon (a) 15,318,787 shares of common stock outstanding, (b) the issuance of 345,000 options to purchase shares pursuant to the Stock Option Plan, and (c) warrants to purchase 480,000 shares issued to Summit Capital & Associates, Inc.

(2)All shareholder's directly or beneficially own all shares except for Mr. Messina who owns 1,313,333 shares directly and 2,864,518 shares indirectly.

(3)Includes 480,000 shares issuable upon the exercise of warrants to purchase common stock issued to Summit Capital Associates, Inc.

(4)Includes options to purchase 10,000 shares of Common Stock.

AUDIT COMMITTEE

In October of 2002, the Company's Board of Directors formed an Audit Committee (the "Committee"). The initial members of the Committee are Messrs. Cornelius Murphy and Richard Elander. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Annex A. The Committee held 1 meeting during the year ended December 31, 2002. Its duties and responsibilities include the following:

  - Provides oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports, and accounting and financial reporting practices.

  - Recommends to the Board the appointment of the Company's independent public accountants.

  - Provides oversight of the adequacy of the Company's system of internal controls.

  - Provides oversight of management practices relating to ethical considerations and business conduct, including compliance with laws and regulations.

The Committee has met and held discussions with the Chief Financial Officer and the Company's independent accountants, Dannible & McKee, LLP, regarding audit activities. Management has the primary responsibility for the Company's systems of internal controls and the overall financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes. However, the members of the Committee are not certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

The Committee recommended to the Board of Directors the appointment of Dannible & McKee, LLP as the Company's independent accountants for the year 2003, subject to shareholder ratification. The Company's independent accountants provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally acepted accounting principles. The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as currently in effect.
Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The aggregate fees billed by the Company's independent accounting firm, Dannible & McKee, LLP, for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and the review of the financial statements to be included in the Company's
Forms 10-Q for 2003 were $24,500. There were no other billed services rendered by Dannible & McKee, LLP.

As of the date hereof the Board of Directors have not formed either compensation or nomination committees. The Board of Directors as a whole acts in the capacities of these two committees.

ELECTION OF DIRECTORS

NOMINEES

Six Directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his successor is elected and qualified.

The following table sets forth certain information furnished to the Company regarding the persons who are nominees for the election as directors of the Company.


Name, Age
Principal Occupation
Year
First
Elected
Certain Other Information



Robert J. Berger (56)
Director and Chairman of the Board
1998
Mr. Berger has served in his present position as Director since November 1998, and as Chairman of the Board since February 2000. Mr. Berger was employed in various positions for OnBank from 1978 through March
31, 1998, his last position being Senior Vice President,
Treasurer, and Chief Financial Officer. From April through August 1998, he served as consultant to M&T
Bancorp. pursuant to its merger agreement with OnBank.
Since August 1998, he has been an Adjunct Professor at LeMoyne College in Syracuse, New York. From August
1998 through June 2002, he served as Director of the Madden Institute of Business Education at LeMoyne
College.  Mr. Berger is also Chairman, President, and
Chief Executive Officer of St. Lawrence Industrial
Services, Inc.




Richard L. Elander (61)
Director
1991
Mr. Elander has served in his present position as a Director since November of 1991. Mr. Elander currently operates his own construction management consulting business, and he has been appointed to the position of Onondaga County Department of Water Environment
Protection Commissioner.

Cornelius B. Murphy, Jr. (58)
Director
1991
Dr. Murphy has served in his current position since
December 1991. Dr. Murphy has been a director of O'Brien & Gere Limited since 1985 and O'Brien & Gere
Engineers, Inc. from 1982 to date. Dr. Murphy also served as Chairman of the Board of O'Brien & Gere
Limited from April 1999 to May 2000,  and as Chief
Scientist of O'Brien & Gere Engineers from January 1998 to December 1999. Dr. Murphy currently serves as President of the State University of New York College of
Environmental Science and Forestry, which is located in Syracuse, New York.




Steven A. Sanders (57)
Director
1991
Mr. Sanders has served in his present position as a Director since December 1991. Since January 1, 2001, he has been of counsel to the law firm of Spitzer &
Feldman PC. Mr. Sanders served as a partner in the law firm of Beckman, Millman & Sanders LLP from October
1997 to December 2000 and has also been President of the Law Office of Steven A. Sanders PC since 1992.




Christopher J. Polimino (37)
Director
2002
Mr. Polimino was named Chief Executive Officer in
January 2001, and has been President of the Company since January 2000. He has been with the Company since December of 1994 and has previously served as Executive Vice President, General Manager, and
Controller.




George W. Lee (54)
Director
2002
Mr. Lee was elected to the Board in December 2002.  Mr.
Lee co-founded Blasland, Bouck and Lee, Inc., an
Engineering News Record top 100 worldwide engineering and scientific services company in 1984. He served in various capacities in this firm, including Executive VP, Director of Marketing and Director Health and Safety from
1984 to 1994. Mr. Lee currently serves on the Board of Directors of this company. Since 1984 Mr. Lee has been active as a consultant to new business ventures involved in professional development and wastewater treatment.

Each director has served continuously since he was first elected.

The Board of Directors held five meetings during the last calendar year. All of the directors attended more than 75% of the total number of meetings held by the Board of Directors.

The following table sets forth certain information furnished to the Company regarding the beneficial ownership of the Company's common stock at March 31, 2003 by each director and nominee for election as director and each elective officer. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.


Name of                     Number of Shares of Common
Beneficial Owner          Stock Beneficially Owned(3)(4)    Percentage of Class

Robert J. Berger (1)                 1,030,000                      6%

Richard L. Elander (1)                 419,565                      3%

Steven A. Sanders (1)                   35,352                     <1%

Cornelius B.Murphy, Jr. (1)             11,424                     <1%

Christopher J. Polimino (1) (2)        135,454                     <1%

George W. Lee (1)                      176,666                      1%

Charles Morgan (2)                     100,000                     <1%

Paul Misiaszek (2)                      25,000                     <1%

Douglas R. Lee (2)                      40,000                     <1%

All Directors as a Group (6 persons) 1,808,461                     11%


(1)  Director
(2)  Officer
(3)  Includes options to purchase shares of common stock:
      -Mr. Berger           10,000
      -Mr. Elander          10,000
      -Mr. Sanders          10,000
      -Mr. Murphy           10,000
      -Mr. Polimino         75,000
      -Mr. GW Lee           10,000
      -Mr. Morgan           50,000
      -Mr. Misiaszek        20,000
      -Mr. DR Lee           40,000

                         Executive Compensation

The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the fiscal year ended December 31, 2002, to the Company's Chief Executive Officer and the other most highly compensated executive officer.


Summary Compensation Table

                          Annual Compensation       Long Term Compensation

                                                 Awards       Payments

Name and                          Other Annual   # of      LTIP    All Other
Principal Position  Year  Salary  Compensation  Options  Payouts  Compensation

Christopher J. Polimino
CEO and President   2002  $135,000   $25,000    75,000      -0-       -0-
                    2001  $110,000   $12,500      -0-       -0-       -0-
                    2000  $100,000      -0-       -0-       -0-       -0-


Anthony R. Pongonis (1)
Executive VP        2002  $106,000      -0-       -0-       -0-       -0-
                    2001  $111,080      -0-       -0-       -0-       -0-
                    2000  $106,542      -0-       -0-       -0-       -0-


Charles B. Morgan
Chief Operating Officer
                    2002  $100,000      -0-     50,000      -0-       -0-



      (1) Anthony Pongonis was terminated on September 30, 2002


The Company has no formal deferred compensation or bonus plans. The Company has adopted an incentive compensation plan.

Directors of the Company are paid $1,000 for each meeting plus reimbursement for their actual expenses incurred in attending meetings.

The following table sets forth information on option grants in 2002 to the Named Executive Officers



Option Grants in Last Fiscal Year



              Number of    Percent of                 Potential Realized Value
              Securities     Options                 at Assumed Annual Rates
              Underlying   Granted to              of Stock Price Appreciation
               Options      Employees            Exp.     for Option Term (2)
Name          Granted(1)  in Fiscal Yr  $/Share  Date           5%       10%


Christopher J.  75,000        22%        $0.06  May,2012      $2,831   $7,172
  Polimino

Anthony R.        -0-
  Pongonis

Charles B.      50,000        15%        $0.06  May,2012      $1,887   $4,781
  Morgan




(1) All options listed were granted pursuant to the 2002 Omnibus Plan. Option exercise prices were at the market price when granted. The options have a term of 10 years and vest ratably over 3 years.

(2)Potential realizable values are based on assumed annual rates of return specified by the Securities and Exchange Commission. The Company's management cautions shareholders and option holders that such increases in values are based on speculative assumptions and should not inflate expectations of the future value of their holdings.

The following table summarizes all executive officers of the Company as of March 31, 2003:


Name                         Age     Position Held

Christopher J. Polimino      37      President and Chief Executive Officer
Charles B. Morgan            49      Chief Operating Officer
Paul Misiaszek               41      Vice President
Douglas R. Lee               32      Chief Financial Officer & Treasurer


Mr. Polimino was named Chief Executive Officer in January 2001, and has been President of the Company since January 2000. He has been with the Company since December of 1994 and has previously served as Executive Vice President, General Manager, and Controller.

Mr. Morgan was named Chief Operating Officer in August 2002 and has been President of OP-TECH AVIX, Inc since January 2002. Prior to joining OP-TECH, Mr. Morgan served as a Vice President with the firm of Camp, Dresser and McKee, an Engineering News Record top 20, Boston, MA based consulting, engineering, construction and operating firm. Mr. Morgan's 29 year career includes project assignments predominatly with private sector industrial clients completed for major national and international clients.

Mr. Misiaszek was named Vice President in August 2002. He has been with the Company since 1996 and has previously served as Branch Manager. He has a Bachelor of Science degree from the University of Maine and is a Certified Hazardous Materials Manager at the Masters level.

Mr. Lee was named Chief Financial Officer in August 2002 and Treasurer in December 2001, and has been Controller of the Company since March 2001.
Mr. Lee is a Certified Public Accountant in New York State. He previously worked as an Auditor for a public accounting firm from 1993 to 1999, and as Controller for a manufacturing company from 1999 to February 2001.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2002, the Company provided approximately $67,000 of remediation, sub-contract support, and project services to subsidiaries of O'Brien & Gere Limited, a shareholder. Services provided to O'Brien & Gere Limited subsidiaries were at competitive rates which were bid on a project by project basis.

The Company purchases technical, and consulting services from subsidiaries of O'Brien & Gere Limited, a shareholder. The costs for these services amounted to $38,000 in 2002.

Steven A. Sanders, a director of the Company, is of counsel to Spitzer & Feldman PC, which provides professional services to the Company, and it is anticipated that it will continue to do so.

The Company purchases subcontract labor services from St. Lawrence Industrial Services, Inc., which is owned by Robert J. Berger, a director of the Company. The costs for these services amounted to approximately $880,000 in 2002.

Warrants were issued to Summit Capital & Associates, affiliated with Richard Messina, a financial advisor and shareholder, in May 2002 to purchase 480,000 shares of common stock at $0.066 per share, expiring in May 2007.

              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

To the Company's knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the year ending December 31, 2002, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm Dannible & McKee, LLP as independent auditors for the year ending December 31, 2003, subject to ratification by the stockholders at the Annual Meeting. Representatives of Dannible & McKee, LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.


                              OTHER MATTERS

The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting.


                          STOCKHOLDERS PROPOSALS

From time to time, stockholders present proposals which may be proper subjects for inclusion in the Information Statement and for consideration at the Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2004 Annual Meeting must be received by the Company no later than February 1, 2004.

                                  ANNEX A
                    OP-TECH Environmental Services, Inc.
                         Audit Committee Charter

Organization
This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise if their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy
The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes
The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in the Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. It is not the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company's Code of Conduct.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the company, including matters in the written disclosures required by the Independence Standards Board, and shall consider the compatibility of nonaudit services with the auditors' independence. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs, including the Company's Code of Conduct.
Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations and will provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

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<END>